                                THIRD AMENDMENT

                                       TO

                          AMERITECH SENIOR MANAGEMENT

                    RETIREMENT AND SURVIVOR PROTECTION TRUST


     RESOLVED, that pursuant to the authority reserved to Ameritech Corporation, the Ameritech Senior Management Retirement and Survivor Protection Trust (the "Trust") is hereby amended effective as of the dates provided, as follows:

      1. Effective as of December 1, 1995, to rename the Trust the "Ameritech Corporate Resource Supplemental Pension Trust" and to substitute the name "Ameritech Corporate Resource Supplemental Pension Plan" for the "Ameritech Senior Management Retirement and Survivor Protection Plan" wherever the latter name appears in the Trust;

      2. Effective as of January 1, 1996 to delete paragraph IX-2 in its entirety and to substitute the following therefor:

          "IX-2 Removal of Trustee.

          (a) Except as provided in subparagraph (b) of the paragraph IX-2 below, the Company by action of its Board of Directors or of a person or persons designated by its Board of Directors may remove any Trustee by giving thirty days' advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee with not less than $1 billion in trust assets and of the successor Trustee's acceptance of the trusteeship;

          (b) Anything in this Trust to the contrary notwithstanding, in the event of a Change in Control as defined in the Plan, the Company, by action of its Board of Directors or of a person or persons designated by its Board of Directors, may remove any Trustee only with the consent of all of the Participants, by giving thirty days' advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee with not less than $1 billion in trust assets and of the successor Trustee's acceptance of the trusteeship;" and

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      3.  Effective as of January 1, 1996, to add the following as the last sentence of paragraph X-1: "Subject to the foregoing provisions of the paragraph X-1 the Company's Senior Vice President - Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resources matters, may, with the concurrence of the Company's Executive Vice President and General Counsel, or such other officer of the Company as may from time to time by primarily responsible for legal matters, make minor or administrative amendments to the Trust Agreement."



Dated:  January 22, 1996               AMERITECH CORPORATION



                                       By: /s/ Walter M. Oliver
                                           ------------------------------------
                                               Senior Vice President -
                                               Human Resources



Concur:



/s/ Thomas P. Hester
------------------------------
    Executive Vice President
    and General Counsel